EXHIBIT 23.1

January 28, 2010

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

U.S. Securities and Exchange Commission
Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the incorporation and use in this Registration Statement of Alkane, Inc. on Amendment No 2 Form 10 of our audit report, dated September 22, 2009, relating to the accompanying audited financial statements (and related statements included there in) as of June 30, 2009 which appears in such Registration Statement.

De Joya Griffith & Company, LLC

/s/ De Joya Griffith & Company, LLC

Henderson, NV
January 28, 2010